EXHIBIT 5

                       [SNELL & WILMER L.L.P. LETTERHEAD]


                               September 21, 2001

Sun Community Bancorp Limited
2777 East Camelback Road, Suite 375
Phoenix, Arizona 85016

     Re: Registration Statement on Form S-4 (File No. 333-69114)

Dear Ladies and Gentlemen:

     We have acted as counsel to Sun Community Bancorp Limited, an Arizona corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), of the Company's Registration Statement on Form S-4, File No. 333-69114, and amendments thereto (the "Registration Statement"), relating to the registration of 269,833 shares of common stock, no par value ("Common
Stock"). In arriving at the opinion expressed below, we have reviewed the Registration Statement and the exhibits thereto.

     In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company, and other persons, and we have made such investigation of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed (i) the genuineness of signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies, (ii) the legal capacity of all natural persons executing the documents discussed herein, (iii) that such documents accurately describe and contain the mutual understanding of the parties and that there are no oral or written statements or agreements that modify, amend, or vary or purport to modify, amend, or vary any of the terms of such documents, and (iv) that, as to documents executed by entities other than the Company, that such entity had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such entities.

     Based upon the foregoing, we are of the opinion that:

     (1)  when the following events have occurred:

          (a)  The  Registration   Statement  has  become  effective  under  the
               Securities Act;

          (b) The approval of the shareholders in the manner contemplated by the Registration Statement;

          (c)  The  due  authorization,   registration,   and  delivery  of  the
               certificate or certificates evidencing the Common Stock;

          (d) The Common Stock is issued and sold and consideration has been received therefor in the manner specified in the Registration Statement and the exhibits thereto;

          (e) The compliance with all applicable contracts, agreements, and instruments in respect of the issuance of the Common Stock has occurred; and
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          (f)  The receipt of all necessary approvals,  consents or waivers, and the satisfaction of all necessary conditions, to the issuance of the Common Stock has been obtained or satisfied; then

     (2) the Common Stock to be issued by you will be legally issued, fully paid, and non-assessable.

     The foregoing opinions are limited to the federal law of the United States of America and the laws of the State of Arizona. We express no opinion as to the application of the various state securities laws to the offer, sale, issuance, or delivery of the Common Stock. The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Proxy Statement/Prospectus included therein.


                                Very truly yours,

                                /s/ Snell & Wilmer L.L.P.

                                Snell & Wilmer L.L.P.